Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-166327 on Form S-8 of our report dated June 25, 2014 (which includes an explanatory paragraph regarding Cryoport, Inc.’s ability to continue as a going concern), with respect to the consolidated financial statements of Cryoport, Inc. included in this Annual Report on Form 10-K of Cryoport, Inc. for the years ended March 31, 2014 and 2013.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California

June 25, 2014